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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      ATX Telecommunications Services, Inc.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

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
             Delaware                                         23-3032245
             --------                                         ----------

        (State of incorporation)                   (I.R.S. Employer Identification No.)

          50 Monument Road
        Bala Cynwyd, Pennsylvania                                19004
        -------------------------                                -----
  (Address of principal executive offices)                       (Zip Code)
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   Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-44028

Securities to be registered pursuant to Section 12(g) of the Act:
                                 Title of class
                                to be registered

                                 Common Stock,
                           par value $0.01 per share

     Item 1. Description of Registrant's Securities to be Registered.

             The information required by this Item 1 is incorporated by reference to the information set forth under "Description of the Capital Stock of Post-merger CoreComm" in the registrant's Registration Statement on

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             Form S-4 (File No. 333-44028) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on August 17, 2000 (the "Registration Statement"). Such information also will appear in the registrant's prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

     Item 2. Exhibits.

             All of the following exhibits have been, or will be, filed as exhibits to the Registration Statement, and are hereby incorporated by reference.

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
             Exhibit Number               Description of Exhibit
             --------------               ----------------------
                    3.1 Certificate of Incorporation of ATX Telecommunications Services,
                                                 Inc. (as currently in
                                                 effect)

                    3.2                          By-laws of ATX Telecommunications
                                                 Services,
                                                 Inc. (as currently in effect)

                    3.3                          Form of Restated Certificate of
                                                 Incorporation of ATX
                                                 Telecommunications Services,
                                                 Inc. (to be renamed "CoreComm
                                                 Limited") (to be effective
                                                 immediately prior to the
                                                 consummation of the offering
                                                 described in the Registration
                                                 Statement)

                    3.4                          Form of By-laws of ATX
                                                 Telecommunications Services,
                                                 Inc. (to be renamed "CoreComm
                                                 Limited") (to be effective
                                                 immediately prior to the
                                                 consummation of the offering
                                                 described in the Registration
                                                 Statement)

                    4.1                          Specimen common stock certificate
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                                    SIGNATURE



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           ATX Telecommunications Services, Inc.



August 22, 2000                            By: /s/ Thomas Gravina
                                               ------------------------------
                                           Name:  Thomas Gravina
                                           Title: Co-President, Co-Chief
                                                  Operating Officer,
                                                  Assistant Secretary
                                                  and Director
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                                Index to Exhibits

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
Exhibit Number               Description of Exhibit
--------------               ----------------------
        3.1                  Certificate of Incorporation of ATX
                             Telecommunications Services, Inc. (as currently in effect)

        3.2                  By-laws of ATX Telecommunications Services, Inc.
                             (as currently in effect)

        3.3 Form of Restated Certificate of Incorporation of ATX Telecommunications Services, Inc. (to be renamed "CoreComm Limited") (to be effective immediately prior to the consummation of the offering described in the Registration Statement)

        3.4 Form of By-laws of ATX Telecommunications Services, Inc. (to be renamed "CoreComm Limited") (to be effective immediately prior to the consummation of the offering described in the Registration Statement)

        4.1                  Specimen common stock certificate
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